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Exhibit 10.5

FOURTH AMENDMENT TO
SHAREHOLDERS AGREEMENT
OF DISCOVERY COMMUNICATIONS, INC.

        FOURTH AMENDMENT TO SHAREHOLDERS AGREEMENT, dated as of June 23, 2003 (this "Fourth Amendment"), by and among Discovery Communications, Inc., a Delaware close corporation (the "Company"), Cox Communications Holdings, Inc., a Delaware corporation (as successor in interest to Cox Discovery, Inc., "Cox"), Advance/Newhouse Programming Partnership, a New York general partnership (as successor in interest to Newhouse Broadcasting Corporation, "Newchannels"), LMC Discovery, Inc., a Colorado corporation (formerly known as TCI Cable Education, Inc., "TCID"), Liberty Animal, Inc., a Delaware corporation (as successor in interest to LMC Animal Planet Inc., "LAI") for the purposes stated in the First Amendment to the Shareholders Agreement (as defined below) for so long as LAI owns a Partnership Interest, and John S. Hendricks ("Hendricks").

RECITALS

        A.    The Company, Cox, Newchannels, TCID and Hendricks (and for the purposes stated in the First Amendment thereto, LAI) are parties to that certain Shareholders Agreement, dated as of November 30, 1991, of the Company (as the same has been amended prior to the date hereof, the "Shareholders Agreement"). Unless otherwise defined herein, capitalized terms used herein that are defined in the Shareholders Agreement shall have the same meanings when used herein as therein defined.

        B.    Simultaneously with the execution and delivery by the parties hereto of this Fourth Amendment, the Company has redeemed from Hendricks all of the Capital Stock owned by Hendricks (the "Hendricks Shares"), under and pursuant to the terms of the Amended and Restated Option Agreement, dated as of September 29, 2000, between the Company and Hendricks (the "Option Agreement") and as set forth in that certain Redemption Agreement, dated as of even date herewith, between the Company and Hendricks (the "Redemption Agreement").

        C.    In addition, simultaneously with the execution and delivery of this Fourth Amendment, and pursuant to the consent by and waiver of each of TCID and Cox to the transactions referred to above, Hendricks is purchasing from Newchannels (the "Hendricks Purchase") one share of the Class A Common Stock, par value $0.01 per share, of the Company (the "NH Purchased Share"), pursuant to that certain Stock Purchase Agreement, dated as of even date herewith (the "Stock Purchase Agreement"), by and among Hendricks, Newchannels, Cox, TCID and the Company. Pursuant to the Stock Purchase Agreement, Hendricks is also granting to Newchannels a proxy to vote the NH Purchased Share, and Hendricks and Newchannels are each granting to the other certain rights to put and call the NH Purchased Share.

        D.    To reflect the foregoing, and in connection with the realignment of the ownership interests held by the Stockholders as a result of the transactions contemplated by the Redemption Agreement and the Hendricks Purchase, in accordance with Section 10.03 of the Shareholders Agreement, the parties hereto desire to amend the Shareholders Agreement as set forth below.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

I. AMENDMENTS TO AGREEMENT

        1.     The preamble of the Shareholders Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

    "This SHAREHOLDERS AGREEMENT made as of November 30, 1991 (the "Agreement") by and among Discovery Communications, Inc., a Delaware corporation (the "Company", which term shall include CEN, as the predecessor in interest of the Company), Cox Communications Holdings, Inc., a Delaware corporation, as successor in interest to Cox Discovery, Inc, a Delaware corporation ("Cox"), Advance/Newhouse Programming Partnership, a New York general partnership, as successor in interest to Newchannels TDC Investments, Inc., a New York corporation ("Newchannels"), LMC Discovery, Inc., f/k/a TCI Cable Education, Inc., a Colorado corporation ("TCID") and John S. Hendricks ("Hendricks"), and for the purposes stated in the First Amendment to this Agreement only, Liberty Animal, Inc., a Delaware corporation ("LAI"), as successor in interest to LMC Animal Planet Inc., Cox, Newchannels, and TCID and their permitted assignees and transferees are referred to herein collectively as the "Stockholders" and individually as a "Stockholder"; provided, however, that, so long as LAI or any of its Affiliates owns any Partnership Interest (as defined herein), LAI and its permitted assignees and transferees will be deemed to be a "Stockholder" for purposes of Article VI and any Transfer of a Partnership Interest by any Stockholder."

        2.     Article I of the Shareholders Agreement is hereby amended to delete the definitions of "Capital Stock", "Immediate Family" and "Shares" therefrom and to insert the following definitions of "Capital Stock", "Immediate Family" and "Shares" in lieu thereof, and Article I is further amended to insert therein the following additional definitions:

    "Affiliated Persons" shall have the meaning set forth in Section 3.01(b).

    "Arbitrator" shall have the meaning set forth in Section 3.03(a).

    "Capital Stock" shall mean any of the Class A Stock, the Class B Stock and Seller's Stock Purchase Agreement Rights.

    "Deadlock" shall have the meaning set forth in Section 3.03(a).

    "Deadlock Matter" shall have the meaning set forth in Section 3.03(a).

    "Fourth Amendment" shall mean the Fourth Amendment to this Agreement, dated as of June 23, 2003, by and among the Stockholders, LAI, Hendricks and the Company.

    "Hendricks Purchase" shall have the meaning set forth in Recital C to the Fourth Amendment.

    "LAI" shall have the meaning set forth in the preamble to this Agreement.

    "NH Proxy" shall have the meaning set forth in Section 2.04.

    "NH Purchased Share" shall have the meaning set forth in Recital C to the Fourth Amendment.

    "Immediate Family" shall mean, with respect to Hendricks and to any Stockholder who is an individual, the spouse, the siblings (by birth or adoption), and any lineal ascendants and descendants thereof and of the spouse and siblings (by birth or adoption) thereof.

    "Seller's Stock Purchase Agreement Rights" shall mean all the rights and obligations of Seller (as defined in the Stock Purchase Agreement), which may be assigned by Seller in accordance with Section 5.08 of the Stock Purchase Agreement.

    "Shares" shall mean any and all Capital Stock and any and all other equity securities or Company Convertible Securities of the Company which any Stockholder or any Affiliate thereof now holds or has the right to acquire or which any Stockholder or any Affiliate thereof hereafter acquires or has the right to acquire, irrespective of the manner of such acquisition, including, without limitation, any Capital Stock, equity securities or Company Convertible Securities of the Company (whether issued by the Company or otherwise) acquired by reason of any split-up, recapitalization, preemptive rights, stock dividend, combination, conversion or exchange of shares of Capital Stock or other equity securities or Company Convertible Securities of the Company, or acquired by reason of any purchases by, or transfer or issuance to, any such Stockholder or any Affiliate thereof, together with any Partnership Interest of such Stockholder or Affiliate.

    "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of June 23, 2003, among Hendricks, Newchannels, Cox, TCID and the Company.

        3.     Section 2.01 of the Shareholders Agreement is hereby deleted in its entirety and the following Section 2.01 inserted in lieu thereof:

    "2.01 Management of the Company. The Company shall be managed by the Stockholders pursuant to the provisions of the General Corporation Law of the State of Delaware, and specifically Section 351 thereof, and in accordance with the terms and provisions of this Agreement."

        4.     Section 2.03 of the Shareholders Agreement is hereby deleted in its entirety and the following Section 2.03 inserted in lieu thereof:

    "Except as expressly authorized by this Agreement, including without limitation by Section 2.04 below, none of the parties hereto shall enter into a voting trust or voting agreement with any other Person, give a proxy to any other Person, or otherwise agree with any other Person to restrict or limit the power to vote its Shares. Subject to Section 10.14, this Section shall not be deemed to preclude any Stockholder or any of such Stockholder's officers or agents from freely discussing at any time affairs of the Company with any other Person and disclosing to such Person the position of such Stockholder with respect to any issue concerning the Company, provided that, except as expressly authorized by this Agreement, including, without limitation, as authorized by Section 2.04 below, such Stockholder does not enter into a binding agreement concerning its voting with respect to such affairs or issues. Except as expressly authorized by this Agreement, the Arbitrator, if any, shall not enter into a voting trust or voting agreement with any other Person, give a proxy to any other Person, or otherwise agree with any other Person to restrict or limit the power to make determinations as Arbitrator pursuant to Section 3.03(a). Subject to Section 10.14, this Section shall not be deemed to preclude the Arbitrator, if any, from freely discussing at any time affairs of the Company with any Person and disclosing to such Person the position of the Arbitrator with respect to any issue concerning a Deadlock Matter, provided that, except as expressly authorized by this Agreement, the Arbitrator does not enter into a binding agreement concerning his/her determinations as Arbitrator pursuant to Section 3.03(a) with respect to such affairs or issues."

        5.     Article II of the Shareholders Agreement is hereby further amended to insert therein the following Sections 2.04 and 2.05:

    "2.04 Hendricks Proxy. Notwithstanding Section 2.03 above, upon the acquisition by Hendricks from Newchannels of one Share of the Class A Stock (the "NH Purchased Share"), under and pursuant to the terms of the Stock Purchase Agreement simultaneously with the execution and delivery of the Fourth Amendment, Hendricks shall give to Newchannels a proxy to vote the NH Purchased Share (the "NH Proxy") at any time and from time to time in accordance with the terms of the Stock Purchase Agreement. Unless earlier terminated in accordance with the terms of the Stock Purchase Agreement, the NH Proxy shall be and remain in effect for so long as Hendricks shall be the record owner of the NH Purchased Share. Newchannels may assign the NH Proxy only in accordance with the terms of the Stock Purchase Agreement.

    2.05 Deemed Share of Newchannels. Prior to the exercise of the "Put" or "Call" under and as such terms are defined in the Stock Purchase Agreement, the books and records of the Company will reflect that Hendricks owns of record the NH Purchased Share. Notwithstanding such record ownership of the NH Purchased Share, for all purposes of this Agreement, (i) Newchannels will be deemed to be the beneficial owner of the NH Purchased Share, and (ii) the Company will be entitled to rely upon any and all written directions and instructions from Newchannels regarding the exercise of, or failure to exercise, any and all rights and benefits associated with the NH Purchased Share, and other than a direction with respect to an assignment of record ownership made in accordance with the Stock Purchase Agreement, the Company shall not rely on or follow any such written directions or instructions from Hendricks with respect to the NH Purchased Share. So long as Hendricks is the record owner of the NH Purchased Share, (x) no party hereto shall be prohibited or otherwise restricted in any manner from making any public communication (written or oral) that Hendricks is a stockholder of the Company (notwithstanding that Hendricks has ceased to be the beneficial owner of any Capital Stock) and (y) unless otherwise required by law, no party hereto shall disclose in any public communication that Hendricks is anything less than a full stockholder of the Company (notwithstanding that Hendricks has ceased to be the beneficial owner of any Capital Stock).

        6.     Section 3.01(b) of the Shareholder Agreement is hereby deleted in its entirety and the following Section 3.01(b) inserted in lieu thereof:

    "b. Any transaction, except as provided in Section 3.02(f), entered into subsequent to the date hereof between (x) the Company or any of its Subsidiaries, and (y) either (i) a Stockholder or an Affiliate thereof, or, if applicable, a member of the Immediate Family thereof, or (ii) Hendricks, an Affiliate thereof or a member of the Immediate Family thereof (the Persons specified in (i) and (ii) of this clause (y) the "Affiliated Persons"), including, without limitation, the amendment of any currently outstanding agreement between the Company or any of its Subsidiaries and an Affiliated Person, other than an Affiliation Agreement with any of the MSOs or an Affiliate thereof as long as the Affiliation Agreement of each MSO or its Affiliate is substantially identical (except for differences in the effective rates charged to each MSO or its Affiliate provided such differences are based upon the number of Subscribers of such MSO and its Affiliates) to the Affiliation Agreement of each other MSO or its Affiliate; provided that on and after such time as Hendricks ceases to be the Arbitrator hereunder, the provisions of this Section 3.01 shall cease to apply to any transactions between the Company or any of its Subsidiaries, on the one hand, and Hendricks or any Affiliated Person thereof on the other hand."

        7.     Section 3.01(c) of the Shareholders Agreement is hereby deleted in its entirety and the following Section 3.01(c) inserted in lieu thereof:

    "(i) the election or the removal (other than for cause) of the Chairman and Chief Executive Officer of the Company, or (ii) the election or the removal (other than for cause) of the chief operating officer of the Company or of any operating division or Subsidiary thereof, provided that if at the time of such election or removal of any such chief operating officer, Hendricks is the Chief Executive Officer of the Company, such election or removal of any such chief operating officer shall not be effective unless Hendricks shall have consented in writing to such election or removal (other than for cause) of any such chief operating officer;"

        8.     Section 3.01 of the Shareholders Agreement is hereby amended by deleting the "or" at the end of subsection (p), by deleting the period at the end of subsection (q) and inserting "";" in lieu thereof, and by adding after subsection (q) the following new subsections (r), (s) and (t):

  "r.
  the removal of an individual from his/her position as the Arbitrator and/or the designation of an individual as the Arbitrator;

  s.
  the appointment of the Arbitrator as a member of, and the extension of an invitation to the Arbitrator to attend, any meeting of any committee of the Stockholders; or

  t.
  notwithstanding anything contained in Section 3.02(f), (i) any amendment to, or modification of, the Unit Appreciation and Incentive Agreement, dated as of April 22, 1994, between the Company and Hendricks, and (ii) the grant of or extension to Hendricks of any shares of Capital Stock, phantom equity or unit appreciation plan rights or benefits under any such unit appreciation plan or phantom equity plan."

        9.     Article III of the Shareholders Agreement is hereby further amended by inserting the following Section 3.03 at the end of Article III:

    "3.03 Deadlock Resolution.

          (a)   In the event that any action requiring approval by the holders of a majority of the issued and outstanding shares of the Company entitled to vote thereon pursuant to Section 3.02 of this Agreement is proposed, and such action is approved by the holders of fifty percent (50%) (but not more than fifty percent (50%)) of the issued and outstanding shares of the Company entitled to vote thereon, and is therefore not initially approved pursuant to Section 3.02 of this Agreement (a "Deadlock"), the Stockholders agree that the proposed action which resulted in such Deadlock (the "Deadlock Matter") will be submitted to Hendricks, in his capacity as the Arbitrator, as specified in this Section 3.03(a), or if Hendricks is no longer the Arbitrator, the individual, if any, who has been designated by the Stockholders in accordance with Section 3.01(r) as the arbitrator for Deadlock Matters (Hendricks, or any such successor acting in such capacity, the "Arbitrator") under this Section 3.03. Any Deadlock Matter will be resolved at a meeting of the Stockholders. In the event the Deadlock arises with respect to any matter upon which the written consent of Stockholders is sought, either the Company (to the extent the Chairman, President or General Counsel of the Company has actual knowledge of the proposed written consent request and the resulting Deadlock), or the Stockholder seeking such consent, as applicable, shall notify the Chairman of the Deadlock and the Chairman shall call and the Stockholders shall attend, a meeting of Stockholders as soon thereafter as is reasonably practical, at which meeting such Deadlock Matter will be proposed and discussions related thereto shall be conducted among the Stockholders and the Arbitrator with respect thereto. At the meeting of Stockholders (at which the Deadlock arose, or in the event the Deadlock arose in connection with a solicitation of written consents, at the Stockholder meeting held to address such Deadlock) and following such discussions, if applicable, the Arbitrator shall, at his/her option, but without obligation, approve the proposed action, not approve the proposed action or determine not to take any position with respect to the proposed action. In the event that the Arbitrator approves the proposed action, then such action shall be deemed approved and adopted by the Company for all purposes of Section 3.02 of this Agreement, the Certificate of Incorporation and Bylaws of the Company and the General Corporation Law of the State of Delaware. In the event that the Arbitrator does not approve the proposed action or determines not to take any position with respect to the proposed action, then such proposed action shall be deemed not approved for purposes of Section 3.02 of this Agreement.

          (b)   Any determination made (or election not to make a determination) by the Arbitrator pursuant to this Section 3.03 will be final and binding upon the Company and the Stockholders. Nothing herein will require the Arbitrator to approve or disapprove any Deadlock Matter, and the Stockholders expressly acknowledge and agree that the Arbitrator may, from time to time, elect not to take any position and not to make any determination with respect to a Deadlock Matter.

          (c)   Hendricks, as Chairman of the Company as of the date of the Fourth Amendment, is hereby designated by all of the Stockholders to serve as the initial Arbitrator until such time as (x) he ceases to be Chairman of the Company, (y) he voluntarily resigns from the position of Arbitrator (which resignation may be effected by Hendricks at any time with prior written notice to the Company and the Stockholders (which notice will be effective when given), without any liability to or obligation of, Hendricks, and without the resignation by Hendricks from any other position with the Company held at such time); or (z) he is removed as Arbitrator in accordance with the provisions of Section 3.01(r). In order for any Person thereafter to be selected as Arbitrator, such Person must be selected as Arbitrator in accordance with Section 3.01(r) of this Agreement. The Arbitrator need not be a holder of any Shares.

          (d)   In the event there is a vacancy in the position of Arbitrator, the provisions of this Section 3.03 shall not be applicable to any Deadlock Matter occurring during the period of such vacancy.

          (e)   The provisions of this Section 3.03 will be effective notwithstanding any personal or financial interest of the Arbitrator in any Deadlock Matter that concerns actions or matters described in Sections 3.02(d) and 3.02(f).

          (f)    In connection with all acts and/or omissions taken by the Arbitrator pursuant to this Section 3.03, the Arbitrator will be entitled to all of the benefits and protections of the indemnification and other provisions set forth in Article 8 of the Company's Certificate of Incorporation, as amended, and Article 8 of the Company's Bylaws, as amended, as if the Arbitrator were a stockholder of the Company and as if any determination made by the Arbitrator with respect to a Deadlock Matter constituted an action taken by a Stockholder with respect to Shares voted thereby. The Stockholders shall not take or bring any action, claim or proceeding against the Arbitrator, nor permit the Company to bring any such action or proceeding, or make any claim or demand, directly or indirectly, against the Arbitrator, nor cause or permit the Company to bring any such claim or demand against the Arbitrator, based upon, as a result of or in connection with, the acts or omissions of the Arbitrator, including, without limitation, the Arbitrator's unconditional right to resign from such position at any time without liability or obligation provided that the foregoing agreement by the Stockholders to not take and to not permit the Company to take or bring any such action, claim or proceeding against the Arbitrator shall not be effective in the event of any breach by the Arbitrator of the covenant in the third sentence of Section 2.03.

          (g)   The Arbitrator will be entitled to receive notice of and to attend all meetings of Stockholders and to receive all written materials prepared for or distributed to the Stockholders at or prior to such meetings at the same time such materials are distributed to the Stockholders. The Arbitrator will be entitled to participate in all discussions among the Stockholders occurring at any meeting of Stockholders. Notwithstanding the foregoing, the Arbitrator will not be entitled to receive notice of, or attend or participate in, any meeting of any committee of the Stockholders unless the Stockholders appoint or invite the Arbitrator to such committee in accordance with Section 3.01(s)."

        10.   Article VI of the Shareholders Agreement shall be amended by deleting therefrom Section 6.01(a) and inserting the following Section 6.01(a) in lieu thereof:

    "(a) There shall be no Transfer by any Stockholder of any Shares in any manner or by any means whatsoever, except for the following Transfers which shall be permitted, provided that the Transfer is made in accordance with the applicable requirements of this Article VI:

            (i)    any Transfer by a Stockholder of Shares to an Affiliate thereof;

            (ii)   any Transfer by a Stockholder of Shares pursuant to a Third Party Offer in compliance with the provisions of Section 6.02;

            (iii)  any Transfer of Shares by Cox or any of its Affiliates to Newchannels or any of its Affiliates (provided that Newchannels or any of its Affiliates is then a Stockholder), or any Transfer of Shares by Newchannels or any of its Affiliates to Cox or any of its Affiliates (provided that Cox or any of its Affiliates is then a Stockholder); provided, that a Transfer resulting in either (x) Cox together with its Affiliates, or (y) Newchannels together with its Affiliates holding in excess of fifty percent (50%) of the Capital Stock shall not be permitted under this Section 6.01(a)(iii); and

            (iv)  any Transfer of the NH Purchased Share by Hendricks to Newchannels or any of its Affiliates, or to any transferee of the rights of Newchannels under the Stock Purchase Agreement, in each case in accordance with the terms and conditions of the Stock Purchase Agreement."

        11.   Article VI of the Shareholders Agreement is hereby further amended by deleting from Section 6.02(a) the first parenthetical clause in the first sentence thereof and inserting the following in lieu thereof:

    "(other than a Transfer described in subparagraph (i), subparagraph (iii) or subparagraph (iv) of Section 6.01(a))."

        12.   Article VI of the Shareholders Agreement is hereby further amended by deleting the first sentence of Section 6.02(b) and inserting in lieu thereof the following:

          "(b) So long as (i) Cox or any of its Affiliates, and (ii) Newchannels or any of its Affiliates are then Stockholders, any proposed Transfer of Offered Shares under Section 6.02(a) by either Cox or any of its Affiliates or Newchannels or any of its Affiliates (other than Transfers under Section 6.01(a)(i), Transfers under Section 6.01(a)(iii) and Transfers under Section 6.01(a)(iv))shall be subject to an initial right of first refusal by whichever of Cox or any of its Affiliates and Newchannels or any of its Affiliates is not the Transferor."

        13.   Article VI of the Shareholders Agreement is hereby further amended by deleting Section 6.05 therefrom in its entirety and inserting the following Section 6.05 in lieu thereof:

    "6.05 Restrictions on Voting Stock Ownership. Unless Shares have been acquired in compliance with the provisions of Article VI or VII, in no event shall (i) TCID together with its Affiliates, hold in excess of fifty percent (50%) of the Capital Stock, (ii) Cox, together with its Affiliates, hold in excess of fifty percent (50%) of the Capital Stock, (iii) Newchannels, together with its Affiliates, hold in excess of fifty percent (50%) of the Capital Stock, or (iv) Cox, Cox's Affiliates, Newchannels and Newchannels' Affiliates, collectively, hold in excess of fifty percent (50%) of the Capital Stock."

        14.   Article VI of the Shareholders Agreement is hereby further amended by deleting Section 6.07 in its entirety, and inserting in lieu thereof "Reserved".

        15.   Section 10.09 to the Shareholders Agreement is hereby amended by deleting the word "Stockholder" in the third sentence and inserting in lieu thereof "party to this Agreement."

        16.   Section 10.12 of the Shareholders Agreement is hereby amended by deleting the second sentence therefrom and inserting the following in lieu thereof:

    "If any Stockholder or LAI shall no longer own any Shares, such Stockholder or LAI, as applicable, shall thereupon cease to have any rights or obligations under this Agreement, except to the extent that the same has violated any of the terms or provisions hereof and except as otherwise provided herein. If Hendricks shall be neither Chairman of the Company nor the Arbitrator, he shall thereupon cease to have any rights or obligations under this Agreement, except to the extent that the same has violated any of the terms or provisions hereof and except as otherwise provided herein."

II. CONSENTS AND WAIVERS

        By execution and delivery of this Fourth Amendment, each of the Stockholders (i) hereby consents to the Hendricks Purchase pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement, (ii) hereby consents to the granting of and the exercise of put and call options granted by each of Hendricks and Newchannels to the other, and to the granting of and the exercise of the NH Proxy, in each case under and pursuant to the terms of the Stock Purchase Agreement, and (iii) hereby waives compliance by Newchannels and Hendricks of the terms of provisions of Sections 6.01, 6.02, 6.03 and 6.04(i) in connection with the Hendricks Purchase.

III. SCHEDULE I

        Schedule I to the Shareholders Agreement is hereby deleted in its entirety and Schedule I attached hereto is inserted in lieu thereof.

        The Company hereby represents and warrants that Schedule I to this Fourth Amendment accurately reflects the record ownership of issued and outstanding Capital Stock after giving effect to the transactions contemplated by the Redemption Agreement and the Stock Purchase Agreement.

IV. MISCELLANEOUS

        Except as expressly amended hereby, the Shareholders Agreement shall remain in full force and effect in accordance with its terms. This Fourth Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that each party hereto need not sign the same counterpart. Facsimile copies of original signatures by either party hereto shall be deemed to be originals of such signatures.

        IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first set forth above.

DISCOVERY COMMUNICATIONS, INC.
By:	/s/ MARK HOLLINGER Name: Mark Hollinger Title: Executive Vice President
COX COMMUNICATIONS HOLDINGS, INC.
By:	/s/ JIMMY W. HAYES Name: Jimmy W. Hayes Title: Vice President
ADVANCE/NEWHOUSE PROGRAMMING PARTNERSHIP
By:	ADVANCE PROGRAMMING HOLDINGS CORP. A General Partner
By:	/s/ ROBERT MIRON Name: Robert Miron Title: Vice President
LMC DISCOVERY, INC.
By:	/s/ CHARLES Y. TANABE Name: Charles Y. Tanabe Title: Senior Vice President
/s/ JOHN S. HENDRICKS JOHN S. HENDRICKS
LIBERTY ANIMAL, INC.
For purposes stated in the First Amendment to this Agreement.
By:	/s/ CHARLES Y. TANABE Name: Charles Y. Tanabe Title: Senior Vice President

Schedule I

Record Holder*	Class A Common Stock
LMC Discovery, Inc.	25,200
Advance/Newhouse Programming Partnership	12,599
Cox Communications Holdings, Inc.	12,600
John S. Hendricks	1

*
After the redemption of Hendricks' Capital Stock as described in Recital B and the purchase by Hendricks of the NH Purchased Share as described in Recital C.

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  Exhibit 10.5